Dated the 1st day of July 2002

ITALIAN MOTORS (SALES & SERVICE) LIMITED

AND

AUTO ITALIA LIMITED

AND

HERBERT ADAMCZYK

SERVICE AGREEMENT

THIS AGREEMENT is made the 1st day of July 2002.

BETWEEN: -

(1)
ITALIAN MOTORS (SALES & SERVICE) LIMITED arid AUTO ITALIA LIMITED all of whose registered office is situated at 90 Sung Wong Toi Road, Kowloon, Hong Kong (and shall jointly or severally hereafter be referred, as the “Companies”); and

(2)	HERBERT ADAMCZYK, holder of Hong Kong Identity Card No. XE217943(A) of The Portofino, 96 Pak To Avenue, Clearwater Bay, Sai Kung, Hong Kong (“the Director”).

BY WHICH IT IS AGREED as follows:

1. PURPOSE AND INTERPRETATION

(A) This Agreement sets out the terms and conditions upon and subject to which the Companies agree to employ the Director and the Director agrees to serve the Companies as Managing Director by providing the Companies with the services hereinafter described.

(B) In. this. Agreement, unless the context otherwise requires:

(i) the following words and expressions bear the following: meanings:-

“Appointment’	the appointment of the Director as Managing Director of the Companies as effected by Clause 2.

“Board”	the board of directors for the time being of the Companies or the directors present at any meeting of the Board duly convened and held.

“Business”	all the business and affairs carried out by the Group from time to time.

“Companies Ordinance”	Companies Ordinance (Cap. 32) of laws of Hong Kong

‘Group”	the Companies and their subsidiaries from time to time.

“$“ and “cents”	Hong Kong Dollars and cents.

(ii)	Words and phrases defined in Section 2 of the Companies Ordinance shall where the context so admits be construed as having the same meaning in this Agreement.

(iii)	References to Clauses are references to the clauses of this Agreement.

(iv)	References to the masculine gender include references to the feminine gender and the neuter and vice versa.

(v)	References to persons include references to individuals, firms, companies, corporations and unincorporated bodies of persons and vice versa.

(vi)	references to the singular number include references to the plural and vice versa.

(vii)	The headings in this Agreement are for convenience only and do not affect the interpretation hereof.

2. APPOINTMENT/DUTIES

The Companies shall employ the Director and the Director shall serve during his employment hereunder:-

(A)	perform the duties and exercise the powers which the Board shall from time to time properly assign to him in his capacity as ‘Managing Director or in connection with the business of the Companies.

(B)
in the absence of any such specific directions from the Board, carry out such duties and exercise such powers as may reasonably be considered 1:0 be consistent with his office in respect of any company within the Group from time to time.

3. DIRECTOR’S BASIC OBLIGATION

The Director hereby undertakes with the Companies during the term of this Agreement to use his best endeavours to carry out his duties hereunder and to protect, promote, develop and extend the interests and business of the Group and at all times and in a],l respects conform and comply with the proper and reasonable directions and regulations of the Board.

4. DURATION OF THE APPOINTMENT

Subject to Clause 9, the Appointment shall be for a term of one (1) year commencing from 1st July, 2002 and to be renewable and shall continue thereafter unless and until terminated by either the Companies or the Director giving to the other 6 months’ notice in. writing or pay-in-lieu to determine the same, such notice to expire at any time on or after 30th June, 2003.

5. DIRECTOR’S SERVICES

The Director shall:-

(A)	devote his full time, attention and skill to the discharge of duties of his office as ‘Man aging Director of the Companies;

(B)	faithfully and diligently i such duties and exercise such powers as arc consistent with his office in relation to the Companies and/or the Group;

(C)
in the discharge of such duties and in the exercise of such powers observe and comply with all reasonable and lawful resolutions, regulations and directions from time to time made or given by the Board;

(D)
in pursuance of his duties hereunder perform such services for the Group and (without further remuneration unless otherwise agreed) accept such offices in the Group as the Board may from time to time reasonably require; and

(E)	at all times keep the Board promptly and fully informed of his conduct of the Business of the Companies or any company in the Group.

6. AND REIMBURSEMENT

(A)	Subject to Clause 9(B) the Director shall receive during the continuance of the Appointment the remuneration and reimbursement described and set out in the First Schedule I hereto.

(B)
The Director shall continue to receive his salary during any period of absence on medical grounds up to a maximum of 90 days in any period of 12 months provided that the Director shall if required supply the Companies with medical certificates covering the period of absence.

(C)
Payment of such salary, allowances and management bonus to the Director referred to in Schedule I shall be made either by the Companies or by another company in the Group arid if by more than one company in such proportion as the Board may from time to time think fit. These may also be varied from time to time, in annual review usually at the beginning of each. new calendar/financial year. Any adjustments will he confirmed by letter which. form part of this Agreement.

(D)
The Director shall be entitled to subsidized medical insurance with coverage for the Director, his wife and children under the age of 18, excluding all expenses relating to treatment of a cosmetic nature.

7. SHARE DEALINGS

The Director shall comply where relevant with every rule of law, every regulation of The Stock Exchange of Hong Kong Limited or other market on which he deals and every regulation of the Companies in force in relation to dealings in shares, debentures or other securities of the companies in the Group and in relation to unpublished price sensitive information affecting the shares, debentures or other securities of any other company provided always that in relation to overseas dealings the Director shall also comply with all laws of the state and all regulations of the stock exchange, market or dealing system in which such dealings take place.

8 INVENTIONS AND OTHER INDUSTRIAL OR INTELLECTUAL PROPERTY

(A)
The parties foresee that the Director may make inventions or create other industrial or intellectual property in the course of his duties hereunder and agree that in this respect the Director has a special responsibility to further the interests of the. Group.

(B)
Any invention or improvement or design made or process or information discovered or copyright work or trade mark or trade name or get-up relating to the Business created by the Director during the continuance of his Appointment (whether capable of being patented or registered or not and whether or not made or discovered in the course of his Appointment) in conjunction with or in any way affecting or relating to the Business or capable of being used or adapted for use therein or in connection therewith shall (unless such invention. or in improvement or design was made or process or information discovered or copyright work or trade name or get-up were in existence prior to the commencement of a similar business by any company in the Group) forthwith be disclosed to the Companies and shall belong to and be the absolute property of such company in the Group as the Companies may direct.

(C)
The Director shall subject to S (B) above, if and whenever required so to do by the Companies at the expense of a company in the Group apply or join with such company in applying for letters patent or other protection or registration for any such invention improvement design process information work trade mark trade name or get-up relating to the Business as aforesaid which belongs to such company and shall at the expense of such company execute and do all instruments and things necessary for vesting the said letters patent or other protection or registration when obtained and all right title and interest to and in the same in such company absolutely and as sole beneficial owner or in such other person as the Companies may specify.

(D)
The Director hereby irrevocably appoints the Companies to be his Attorney in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for the purpose of giving to the Companies the full benefit of this Clause and a certificate in writing signed by any Director or by the Secretary of the Companies that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case and any third party shall be entitled to rely on. such certificate without further enquiry.

9. TERMINATION OF THE APPOINTMENT

(A)	Without prejudice to the accrued rights (if any) or remedies of either party under or pursuant to this Agreement:-

(i)
the Director shall be entitled to terminate the Appointment by 3 months’ written notice to the Companies if any money payable by the Companies to the Director under or pursuant to this Agreement is not paid in full by the Companies to the Director within a period of 30 days from any demand by the Director for the payment thereof;

(ii)	the Companies shall be entitled to terminate the Appointment without any compensation to the Director: -

(a)
by not less than 3 months’ notice in writing given at any time while the Director shall have been incapacitated or prevented by reason of ill health injury or accident from performing his duties hereunder for a period of or periods aggregating 90 days in the preceding 12 months provided that if at any time during the currency of a notice given pursuant to this sub-paragraph the Director shall provide a medical certificate satisfactory to the Board to the effect that he has fully recovered his physical and/or mental health and that no recurrence of illness or incapacity can reasonably he anticipated the Companies shall withdraw such notice; or

(b)	by summary notice in writing if the Director shall at any time:-

(1)
commit any serious or persistent breach of any of the provisions herein contained (and to the extent that such breach is capable of remedy shall fail, to remedy such breach within 60 days after written warning given by the Board);

(2)
be guilty of any grave misconduct or wilful neglect in the discharge of his duties hereunder (and to the extent that such breach is capable of remedy shall fail to remedy such breach within 60 days after written warning given by the Board);

(3)	if he become bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally;

(4)	if he become a lunatic or of unsound mind;

(5)
if he absent himself from the meetings of the Board during a continuous period of 6 months, without special leave of absence from the Board, and his alternate Director (if any) shall not during such period have attended in his stead, arid the Board passes a resolution that he has by reason of such absence vacated his office;

(6)	if he become prohibited by law from acting as a Director;

(7)	if by notice in writing delivered to the Companies at their registered office or at the principal place of business that he resigns his office;

(8)	be guilty of conduct tending to bring himself or any company in. the Group into disrepute;

(9)	be prohibited by law from fulfilling his duties hereunder.

(c)	by summary notice in writing if three-fourths in number of the members of the board of directors so decide.

(B)
if the Companies become entitled to terminate the Appointment pursuant to sub- clause 9 (A) (ii) (b) they shall be entitled (but without prejudice to their right subsequently to terminate the Appointment on the same or any other ground) to suspend the Director with or without payment of salary, in full or in part, for so long as they may think fit.

(C)
If the Director shall have refused or failed to agree to accept without reasonable ground an appointment offered to him on terms no less favourable to him than the terms in effect under this Agreement, either by a company which has acquired or agreed to acquire the whole or substantially the whole of the undertaking and assets of the Companies or which shall own or have agreed to acquire the whole or not less than 90% of the equity share capital of the Companies, the Director shall have no claim against the Companies by reason of the subsequent voluntary winding up of the Companies or of the disclaimer or termination of this Agreement by the Companies within 3 months after such refusal or failure to agree.

(D)	On the termination of the Appointment howsoever arising the Director shall:

(i)
at any time and from time to time thereafter at the request of the Companies resign from office as a Director of the Companies and all offices held by him in any company in the Group and shall transfer without payment to the Companies or as the Companies may direct any qualifying shares provided by it and the Director hereby irrevocably appoints the Companies to be his Attorney and in his name and on his behalf to sign any documents or do any things necessary or requisite to give effect thereto and a certificate in writing signed by any Director or by the Secretary of the Companies that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case and any third party shall he entitled to rely on such certificate without further enquiry provided howsoever that such resignation or resignations shall be given and accepted on the footing that it is or they are without prejudice to any claims which the Director may have against any such company arising out of this Agreement or of the termination of the Appointment; and

(ii)
forthwith deliver to the Companies all books, documents, papers, materials, credit cards, motor cars and other property of or relating to the business of the Group which may then be in his possession or under his power or control.

(E)           Save as expressly provided herein, neither party may terminate this Agreement.

10. RESTRICTIONS ON THE DIRECTOR

(A)
In respect of those businesses carried on by the Director prior to the commencement of a similar business by any company in the Group or any appointment to any position of responsibility in any business during the term of his service hereunder which does not conflict with the interest of the Group and his responsibilities to the Group and which is approved by a majority of the other members of the Board during the Appointment the Director shall not (except with the prior written approval of the Board) be directly or indirectly engaged or concerned with or interested in any other business which is in any respect in competition with or similar to any Business Provided that this shall not prohibit the holding (directly or through nominees) of investments listed on any Stock Exchange as long as not more than 5 per cent of the issued shares or stock. of any class of any one company shall be so held save that this restriction shall not apply to any holding of shares or stock of the Companies.

(B)	he Director shall not either during or after the termination of the Appointment without limit in point of time except authorised or required by his duties:

(i)	divulge or communicate to any person except to those of the officials of the Group whose province it is to know the same; or

(ii)	use for his own purpose or for any purpose other than that of the Group; or

(iii)	through any failure to exercise all due care and diligence cause any un authorised disclosure of any secret confidential or private information:-

(a)	relating to the dealings, organisation, business, finance, transactions or any other affairs of the Group or its clients or customers; or

(b)
relating to the working of any process or invention which is carried on or used by any company in the Group or which he may discover or make during his Appointment; including anything which by virtue of Clause 7 becomes the absolute property of the Group.

(c)
in respect of which any such company is bound by an obligation of confidence to any third party but so that these restrictions shall cease to apply to any information or knowledge which may (otherwise than through the default of the Director) become available to the public generally without requiring a significant expenditure of labour skill or money.

(C)	The. Director agrees that subject to the exceptions provided under Clauses 8 (B) and 10(A) for a period of 1 year after the termination of the Appointment, he will not:-

(i)
engage or be engaged in Hong Kong directly in any business which is in competition or similar with the Business or take employment with any person, firm, company or organisation engaged in or operating such business in Hong Kong (but this restriction shall not operate so as to prohibit an employment none of the duties of which. relate to such business) or assist any such person, firm, company or organisation with technical, commercial or professional advice in relation to such business;

(ii)
either on his own account or for any person, firm, company or organisation solicit or entice or endeavour to solicit or entice away from any company within the Group any director, manager or servant of any company in the Group whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the relevant company in the Group;

(iii)
directly or indirectly employ any person who has during the currency of the Appointment been a director; manager or servant of or consultant to any company in the Group and who by reason of such employment is or may be likely to be in possession of such information which if that person was the Director would be covered by the confidential restrictions of Clause 10 of this Agreement; and

(iv)
either on his own account or for any person firm company or organisation solicit business from any person firm company or organisation which at any time during the currency of the Appointment has dealt with the Companies or any other company in the Group or which on the termination of the Appointment is in the process of negotiating with the Companies or any such company in the Group in relation to the Business.

(D)
The Director shall not cause or permit any person, firm, company or corporation directly or indirectly under its control to do any of the foregoing acts or things provided in Clauses 10 (A), (B) and (C). Without limiting the generality of the above, a person shall be deemed to be under the control of the Director for the purpose of this Clause 10 if that person is the spouse or child or step-child under the age of 18 years of the Director or if it is a company in which the Director holds directly or indirectly through another company more than or equal to 20 per cent of its issued shares or if the Director exercises influence over the management of that company or the composition of its board of directors.

(E)
Since the Director may obtain in the course of the Appointment by reason of service rendered for or offices held in any other company in the Group knowledge of the trade secrets or other confidential information of such company the Director hereby agrees that he will at the request and cost of the Companies or such other company enter into a direct agreement or undertaking with such company whereby 11e will accept restrictions corresponding to the restrictions herein contained (or such of them as may be appropriate in the circumstances) in relation to such products and services and such area and for such period as such company may reasonable require for the protection of its legitimate interests.

(F)
All notes memoranda records and writings made by the Director in relation to the Business or concerning any of its dealings or affairs or the dealings or affairs of any clients or customers of the Group shall be and remain the property of the Group and shall be handed over by him to the Companies (or to such other company in the Group as the case may require) from time to time on demand and in any event upon his leaving the service of the Companies and the Director shall not retain any copy thereof.

(G)
While the restrictions contained in this Clause are considered by the parties to be reasonable in all the circumstances it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Companies but would be valid if part of the wording thereof were deleted or the periods (if any) thereof were reduced the said restriction shall apply with such. modifications as may be necessary to make it valid and effective.

11. HOLIDAYS

The Director shall (in addition to normal public holidays) be entitled, at the discretion of the Companies to 25 working days paid holiday in each year during the continuance of the Appointment to be taken at such time or times as the Board may approve.

12. SICKNESS

(A)
in the event of illness, injury or accident incapacitating the Director from performing his duties the Director shall as soon as is reasonably practicable so inform the Board and shall within seven days of commencing absence on account of illness or incapacity and afterwards at weekly intervals, where reasonably practicable, and in any event AT biweekly intervals provide the Board with a medical practitioner specifying the nature of the illness or incapacity.

(B)
The Companies shall have the right in the event of a serious prolonged or recurrent illness to require the Director to present himself to a medical practitioner approved by the Companies for examination, and report. If the Director fails or refuses to submit to such medical examination without any reasonable excuse or if the companies’ opinion that in respect of leave period or periods as claimed in the report or medical certificate referred to in Clause 1 2 (A) :-

(i)	the Director is not suffering from illness, injury or accident; or

(ii)	such illness, injury or accident does not incapacitate the Director from performing his duty;

notwithstanding anything contrary to in Clause 9 (A) (ii) the Companies is entitled to forthwith terminate the employment herein without any compensation to the director and to claim damages against the Director for damages the Companies may suffer as a result of termination, of employment pursuant to Clause 12 (B).

12. WAIVER

(A)
Time is of the essence of this Agreement but no failure or delay on the part of either party to exercise any power, right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by either party of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy by that party.

(B)	The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

13. FORMER SERVICE AGREEMENTS

(A)
This Agreement shall be in substitution for any previous service agreements entered into between any company in the Group and the Director and for any terms of employment previously in force between any such company and the Director.

(B)
The Director hereby acknowledges that he has no claim of any kind against any company in the Group and without prejudice to the generality of the foregoing he further acknowledges that he has no claim for damages against any company in the Group for the termination of any previous service agreements for the sole purpose of entering into this Agreement.

(C)
The Companies hereby acknowledge that it has no claim of any kind against the Director and without prejudice to the generality of the foregoing it further acknowledges that it has no claim for damages against the Director for the termination of any previous service agreements for the sole purpose of entering into this Agreement.

14. NOTICES

All notices, requests, demands, consents or other communications to or upon the parties under or pursuant to this Agreement shall be in writing addressed to the relevant party at such party’s address hereinbefore mentioned (or at such other address as such party may hereafter specify to the other party) and shall be deemed to have been duly given or made:-

(A)	in the case of a communication by letter 10 days (if overseas) or 48 hours (if inland) after despatch or, if such letter is delivered by hand, on the day of delivery;

(B)	in the case of a communication by e-mail or facsimile, when sent.

l5. ASSIGNABILITY

This Agreement shall be binding upon and enure to the benefit of each party hereto and its successors and assigns, provided always that the Director may not assign his obligations and liabilities under this Agreement without the prior written consent of the Companies.

16. RELATIONSHIP

None of the provisions of this Agreement shall be deemed to constitute a partnership or joint venture between the parties for any purpose.

17. AMENDMENT

This Agreement may not be amended, supplemented or modified except by a written agreement or instrument signed by or on behalf of the parties hereto.

18. SEVERABILITY

Any provision of this Agreement prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Agreement and rendered ineffective so far as is possible without modifying the remaining provisions of this Agreement. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties to the full extent permitted by such law to the end that this Agreement shall be a valid and binding agreement enforceable in accordance with its terms.

19. LAW AND JURISDICTION

This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong and the parties hereby submit to the non-exclusive jurisdiction of the courts of Hong Kong.

IN WITNESS whereof this Agreement has been duly executed the day and year first above written.

SIGNED BY LEE MAN FAI RICHARD for and on behalf of ITALIAN MOTORS (SALES & SERVICE) LIMITED in the presence of :	) ) ) )

SIGNED BY LEE MAN FAI RICHARD for and on behalf of AUTO ITALIA LIMITED in the presence of :	) ) ) )

SIGNED BY SEALED AND DELIVERED By ADAMCZYK HERBERT in the presence of :	) ) )

THE SCHEDULE I ABOVE REFERRED TO

REMUNERATION

Subject to Clause 9 (B) the Director shall receive from the commencement of the Appointment:-

(i)
a salary at the rate of $ per annum, such salary to accrue on a day to day basis (including any sum receivable by the Director as Director’s fees from any company in the Group) and to be payable by twelve (12) equal monthly payments in arrears on the last day of each calendar month.

(ii)
an housing allowance, in the form of reimbursement of actual rental paid by the Director in respect of his accommodation, will be payable to him by twelve (12) monthly payments in arrears on the last day of each calendar month up to a maximum amount. of HK per annum upon provision of copies of rental receipts and lease agreement.

These amounts may vary from time to time, in accordance with mutual agreement between the Companies and the Director. Any variations will be covered by a separate letter of authority, which shall form part of this Service Agreement.

(iii)
the Director may be entitled to profit sharing and bonus scheme at the absolute discretion of the Board, the terms of which shall be agreed and confirmed in writing at the beginning of each financial year and may be different from year to year.

(iv)
Payment of all bonuses, and all variations in the salary or housing allowance amounts shall be at the absolute discretion of the Board having regard, inter-alia, to the cash flow position and the consolidated net profit of the Companies and the performance of the Director.

(v)	The Director shall in addition be entitled to the following benefits from the companies:-

(a)	an air fare allowance (being a return airfare for the Director and his wife, based upon full unrestricted economy class tickets from Hong Kong to London and return, each year); and

(b)	use of a company car

the amounts of benefits and the type of company car shall be at the discretion of the Board.

The Director shall take good care of the company car and ensure that the provisions and conditions of any insurance policy relating to it are observed and shall return the car and its keys to the Companies at its registered office immediately upon the termination of the Director however arising.

Date : November 1, 2005

Name : Mr. Herbert Adamczyk
Title :  Director/Managing Director
Address :  The Portofino, 96 Pak To Avenue, Clearwater Bay, Sai Kung, Hong Kong

Dear Mr. Adamczyk

This letter serves to confirm that the Companies and you, as the Director/Managing Director, have mutually agreed to make variation as to salary and housing allowance stipulated in (i) and (ii) of the Schedule I of the Service Agreement dated P of July, 2002 (the “Service Agreement”).

Effective 1st November 2005, the salary and housing allowance stipulated in (i) and (ii) of the Schedule I of the Service Agreement shall be read as follows:

“Subject to Clause 9(B) the Director shall receive from the commencement of the Appointment:

(i)
a salary at the rate of ___________ per annum, such salary to accrue on a day to day basis (including any sum receivable by the Director as Director’s fees from any company in the Group) and to be payable by twelve (12) equal monthly payments in arrears on the last day of each calendar month.

(ii)
an housing allowance, in the form of reimbursement of actual rental paid by the Director in respect of his accommodation, will be payable to him by twelve (12) monthly payments in arrears on the last day of each calendar month up to a maximum amount of HK  ______________ per annum upon provision of copies of rental receipts and lease agreement.

These amounts may vary from time to time, in accordance with mutual agreement between the Companies and the Director. Any variations will be covered by a separate letter of authority, which shall form part of this Service Agreement.”

Pursuant to the Schedule I of the Service Agreement, this letter shall from part of the Service Agreement. Except as otherwise provided hereinabove, the terms and conditions of the Service Agreement shall remain in full force and effect and any terminology used herein shall have the same meaning in the Service Agreement.

For and on behalf of
Auto Italia Limited

Name : Richard Lee

Agreed and Accepted:

Name: Herbert Adamczyk
HKID NO.: XE217943(A)